Exhibit 14

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Equity Trust

We consent to the use of our reports dated December 14, 2010, for Legg Mason ClearBridge Capital Fund and Legg Mason ClearBridge Mid Cap Core Fund, a series of Legg Mason Partners Equity Trust, as of October 31, 2010, incorporated herein by reference in the Proxy Statement/Prospectus on Form N-14.

New York, New York

March 7, 2011